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	Nicholas-Applegate Institutional Funds - Supplemental Proxy Information (unaudited)


1.	The Nicholas-Applegate Institutional Funds held a special meeting of the shareholders
	of the Global Health Care Fund on April 7, 2000. Shareholders approved the proposal to
	amend the Fund's fundamental investment policy with respect to diversification of the
	Fund's portfolio securities as described in the proxy statement mailed to shareholders
	of record as of February 9, 2000 on February 24, 2000.

	Fund				For		Against		Abstain
	Global Health Care Fund		2,076,759	0		0


2.	The Nicholas-Applegate Institutional Funds held a meeting of the shareholders on January
	12, 2001. Shareholders approved the investment advisory agreement between the Funds and
	Nicholas-Applegate Capital Management as described in the proxy statement mailed to
	shareholders of record as of November 10, 2000 on November 27, 2000.

	Fund				For		Against		Abstain
	Worldwide Growth		4,193,316	0		0
	Global Blue Chip		664,360		0		0
	Global Growth & Income		216,420		0		0
	Global Technology		1,212,175	18,311		5,943
	Global Health Care		2,873,705	21,259		9,533
	International Core Growth	6,828,174	2,652		38,345
	International Small Cap Growth	4,784,327	0		0
	Emerging Countries		12,009,300	36,877		312
	Pacific Rim			101,409		0		0
	Latin America			248,926		0		0
	Large Cap Growth		1,792,026	4,412		6,364
	Mid Cap Growth			4,755,071	3		0
	Small Cap Growth		6,690,522	0		0
	Mini Cap Growth			1,696,237	2,528		17,994
	Value				1,658,735	0		11,297
	Convertible			2,840,782	0		0
	Short Intermediate		1,382,242	0		0
	High Quality Bond		1,964,122	0		0
	High Yield Bond			1,339,062	0		0


3.	The Nicholas-Applegate Institutional Funds held a meeting of the shareholders on
	January 12, 2001. Shareholders approved the new subadvisory agreement between
	Nicholas-Applegate Capital Management and Criterion Management on behalf of the
	High Quality Bond and Short Intermediate Funds as described in the proxy statement
	mailed to shareholders of record as of November 10, 2000 on November 27, 2000.


	Fund				For		Against		Abstain
	High Quality Bond		1,964,122	0		0
	Short Intermediate		1,382,242	0		0

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